Exhibit 2

POINTER TELOCATION LTD.

For the Annual General Meeting of Shareholders
To Be Held On Monday, August 1, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Pointer Telocation Ltd. (“Pointer” or the “Company”) hereby appoints each of Yossi Ben - Shalom, Adv. Orly Tsioni and Adv. Odelia Sidi the true and lawful attorney, agent and proxy of the undersigned, to vote, as designated below, all of the ordinary shares of the Company which the undersigned is entitled in any capacity to vote at the Annual General Meeting of the shareholders of the Company which will be held at the offices of Yigal Arnon & Co., 1 Azrieli Center, 46th Floor, Tel-Aviv, Israel, on Monday, August 1, 2011, at 1 p.m. (local time), and all adjournments and postponements thereof.

(Continued and to be signed on the reverse side)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

POINTER TELOCATION LTD.

August 1, 2011

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS HEREIN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	TO ELECT the following persons as directors of the Company for the coming year	FOR	AGAINST	ABSTAIN	4.
Subject to the amendment and restatement of the Articles of Association of the Company, as detailed in Resolution Number 3 above, TO AMEND the indemnification undertaking between the Company and each of its directors and officers.
							FOR	AGAINST	ABSTAIN
							☐	☐	☐
	Yossi Ben Shalom	☐	☐	☐

	Barak Dotan	☐	☐	☐
							YES	NO
	Yoel Rosenthal	☐	☐	☐		Do you have a personal interest in the resolution?	☐	☐
							FOR	AGAINST	ABSTAIN
	Alicia Rotbard	☐	☐	☐	5.	TO APPROVE the Management Services Agreement between the Company and DBSI Investments Ltd., the Company’s controlling shareholder.	☐	☐	☐

2.	TO RE-ELECT the following porsons as external directors of the Company for a period of three years.						YES	NO
	Gil Oren	☐	☐	☐		Do you have a personal interest in the resolution?	☐	☐
	Zvi Rotenberg	☐	☐	☐			FOR	AGAINST	ABSTAIN
6.
TO AUTHORIZE the Company to procure an insurance policy for such individual directors and officers of the Company (“D&O Insurance Policy”), as shall serve from time to time, as a framework transaction for a period of three years commencing as of October 1, 2011 (the date of expiration of the current D&O Insurance Policy) until September 30, 2014. The annual premium of the D&O Insurance Policy shall be up to $100,000 for liability coverage of $15,000,000.
							☐	☐	☐
	Are you a controlling shareholder in the Company or do you have a personal interest in the resolution?	YES	NO
		☐	☐

		FOR	AGAINST	ABSTAIN
3.	TO AMEND and RESTATE the Articles of Association of the Company.	☐	☐	☐
							FOR	AGAINST	ABSTAIN
7.
TO APPOINT Kost Forer Gabbay & Kasierer as the independent public accountants of the Company for the year ending December 31, 2011 and to authorize our audit committee (the “Audit Committee”) to fix their remuneration in accordance with the volume and the nature of their services, as the Audit Committee may deem fit in their sole discretion.
							☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.